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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Summary Financial Data", "Selected Financial Data", and "Experts" and to the use of our reports dated February 9, 1994, in the Registration Statement (Amendment No 1 to Form S-3, No. 33-51663) and related Prospectus of AMETEK, Inc. for the
registration of $150 million,     % Senior Notes due 2006.

                                                    /s/ Ernst & Young

Philadelphia, PA

February 25, 1994